UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 2, 2005

Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)

(410) 865-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 2, 2005, Ciena Corporation and EquiServe Trust Company, N.A., as rights agent, entered into Amendment No. 4 (the “Amendment”) to Ciena’s Rights Agreement dated December 29, 1997, as previously amended on June 2, 1998, September 12, 1998 and October 14, 1998 (the “Rights Agreement”). The Amendment was unanimously adopted by Ciena’s Board of Directors on June 1, 2005.

     The Amendment modifies the definition of “Acquiring Person” contained in Section 1(a) of the Rights Agreement to provide that, in addition to the other exemptions set forth therein, an Acquiring Person shall not include FMR Corp. (one of Ciena’s institutional stockholders), together with its Affiliates and Associates (collectively “FMR”), so long as FMR is the Beneficial Owner of less than 20% of Ciena’s outstanding common stock and FMR reports, or is required to report its Beneficial Ownership on Schedule 13G or 13D under the Exchange Act, which Schedule 13D does not state any present intention to hold such shares of Common Stock with the purpose or effect of changing or influencing the control of Ciena, nor in connection with or as a participant in any transaction having such purpose or effect.

     A copy of the Amendment has been filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the Rights Agreement and the attached Amendment. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement and the Amendment.

ITEM 3.03 — MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

     See the disclosure set forth under Item 1.01 “Entry Into a Material Definitive Agreement” above, which is incorporated into this Item 3.03 by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

     (c) The following exhibit is filed herewith:

Exhibit Number	Description of Document

Exhibit 4.1	Amendment No. 4 to Rights Agreement dated June 2, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: June 2, 2005	By:	/s/ Russell B. Stevenson, Jr.

Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and
Secretary